NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0122 Dated March 13, 1996     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and           File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                $  50,000,000.00
Issue Price:                         100.000%    $  50,000,000.00
Commission or Discount:                0.540%    $     270,000.00
Proceeds to Company:                  99.460%    $  49,730,000.00


Agent:                            Lehman Brothers Inc., as Agent


Original Issue Date:              March 18, 1996
Stated Maturity Date:             March 20, 2006


Cusip #:                          63858R-DK-4
Form:                             Book entry only

Interest Rate:                    6.950% Fixed

Interest Payment Dates:           March 20 and September 20, commencing
                                  on September 20, 1996


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No